As filed with the Securities and Exchange Commission on July 14, 2016

Registration No. 333-204633

Registration No. 333-203084

Registration No. 333-196806

Registration No. 333-193391

Registration No. 333-185940

Registration No. 333-178947

Registration No. 333-171626

Registration No. 333-166760

Registration No. 333-159021

Registration No. 333-150730

Registration No. 333-142844

Registration No. 333-133357

Registration No. 333-125518

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333-204633

Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333-203084

Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333-196806

Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333-193391

Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333-185940

Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333-178947

Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333-171626

Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333-166760

Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333-159021

Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333-150730

Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333-142844

Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333-133357

Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333-125518

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XenoPort, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3330837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Six Concourse Parkway, Suite 1800

Atlanta, GA 30328

(678) 334-2420

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1999 Stock Plan

2005 Employee Stock Purchase Plan

2005 Equity Incentive Plan

2005 Non-Employee Directors’ Stock Option Plan

2010 Inducement Award Plan

XenoPort, Inc. 2014 Equity Incentive Plan

XenoPort, Inc. 2015 Employee Stock Purchase Plan

(Full Titles of the Plans)

Leslie Zacks

Secretary and Treasurer

XenoPort, Inc.

Six Concourse Parkway, Suite 1800

Atlanta, GA 30328

(404) 461-9109

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Mark Ray

Sarah Ernst

Alston & Bird LLP

One Atlantic Center

1201 W. Peachtree St.

Atlanta, GA 30309

Phone: (404) 881-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note

DEREGISTRATION OF SECURITIES

These post-effective amendments relate to the following Registration Statements of XenoPort, Inc. (“XenoPort”) on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement on Form S-8 (File No. 333-204633), registering 4,000,000 shares of Common Stock under the XenoPort, Inc. 2015 Employee Stock Purchase Plan, filed with the Securities and Exchange Commission (the “SEC”) on June 2, 2015;

•	Registration Statement on Form S-8 (File No. 333-203084), registering 250,000 shares of Common Stock under the 2005 Employee Stock Purchase Plan, filed with the SEC on March 27, 2015;

•	Registration Statement on Form S-8 (File No. 333-196806), registering 12,318,911 shares of Common Stock under the XenoPort, Inc. 2014 Equity Incentive Plan, filed with the SEC on June 16, 2014;

•	Registration Statement on Form S-8 (File No. 333-193391), registering 2,065,911 shares of Common Stock under the 2005 Equity Incentive Plan, the 2005 Non-Employee Directors’ Stock Option Plan, the 2005 Employee Stock Purchase Plan, and the 2010 Inducement Award Plan, filed with the SEC on January 16, 2014;

•	Registration Statement on Form S-8 (File No. 333-185940), registering 1,956,102 shares of Common Stock under the 2005 Equity Incentive Plan, the 2005 Non-Employee Directors’ Stock Option Plan, the 2005 Employee Stock Purchase Plan, and the 2010 Inducement Award Plan, filed with the SEC on January 9, 2013;

•	Registration Statement on Form S-8 (File No. 333-178947), registering 1,673,764 shares of Common Stock under the 2005 Equity Incentive Plan, the 2005 Non-Employee Directors’ Stock Option Plan, and the 2010 Inducement Award Plan, filed with the SEC on January 9, 2012;

•	Registration Statement on Form S-8 (File No. 333-171626), registering 1,105,629 shares of Common Stock under the 2005 Equity Incentive Plan and the 2005 Non-Employee Directors’ Stock Option Plan, filed with the SEC on January 10, 2011;

•	Registration Statement on Form S-8 (File No. 333-166760), registering 1,384,418 shares of Common Stock under the 2005 Equity Incentive Plan, the 2005 Non-Employee Directors’ Stock Option Plan, and the 2010 Inducement Award Plan, filed with the SEC on May 12, 2010;

•	Registration Statement on Form S-8 (File No. 333-159021), registering 774,511 shares of Common Stock under the 2005 Equity Incentive Plan and the 2005 Non-Employee Directors’ Stock Option Plan, filed with the SEC on May 7, 2009;

•	Registration Statement on Form S-8 (File No. 333-150730), registering 962,683 shares of Common Stock under the 2005 Equity Incentive Plan, the 2005 Non-Employee Directors’ Stock Option Plan, and the 2005 Employee Stock Purchase Plan, filed with the SEC on May 8, 2008;

•	Registration Statement on Form S-8 (File No. 333-142844), registering 934,728 shares of Common Stock under the 2005 Equity Incentive Plan, the 2005 Non-Employee Directors’ Stock Option Plan, and the 2005 Employee Stock Purchase Plan, filed with the SEC on May 11, 2007;

•	Registration Statement on Form S-8 (File No. 333-133357), registering 744,714 shares of Common Stock under the 2005 Equity Incentive Plan, the 2005 Non-Employee Directors’ Stock Option Plan, and the 2005 Employee Stock Purchase Plan, filed with the SEC on April 18, 2006; and

•	Registration Statement on Form S-8 (File No. 333-125518), registering 3,428,418 shares of Common Stock under the 1999 Stock Plan, the 2005 Equity Incentive Plan, the 2005 Non-Employee Directors’ Stock Option Plan, and the 2005 Employee Stock Purchase Plan, filed with the SEC on June 3, 2005.

On July 5, 2016, pursuant to the Agreement and Plan of Merger, dated as of May 21, 2016 (the “Merger Agreement”), by and among XenoPort, a Delaware corporation, Arbor Pharmaceuticals, LLC, a Delaware limited liability company (“Parent”), and AP Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), Purchaser merged with and into XenoPort with XenoPort surviving as a wholly owned subsidiary of Parent (the “Merger”). In connection with the Merger and other transactions contemplated by the Merger Agreement, XenoPort has terminated any and all offerings of its Securities pursuant to the Registration Statements. Accordingly, XenoPort hereby terminates the effectiveness of each Registration Statement and removes from registration any and all securities of XenoPort registered but unsold under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, XenoPort certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 13, 2016.

XENOPORT, INC.

By:	/s/ Leslie Zacks
Leslie Zacks
Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities below on the date indicated.

Signature	Title	Date

/s/ Edward J. Schutter	President and Director (Principal Executive Officer)	July 13, 2016
Edward J. Schutter

/s/ Leslie Zacks	Secretary and Treasurer (Principal Financial Officer)	July 13, 2016
Leslie Zacks

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